                                                                     EXHIBIT 4.1

                             CERTIFICATE OF TRUST
                                      OF
                        IMPERIAL CREDIT CAPITAL TRUST I

     THIS Certificate of Trust of Imperial Credit Capital Trust I (the "Trust"), dated May 28, 1997, is being duly executed and filed by Chase Trust Company of
          --
California, Chase Manhattan Bank Delaware, Irwin L. Gubman, Kevin E. Villani and Paul B. Lasiter, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act
(12 Del C. (S) 3801 et seq.).
    -----           ------

     1.  Name. The name of the business trust formed hereby is Imperial Credit
         ----
Capital Trust I.

     2.  Delaware Trustee. The name and business address of the trustee of the
         ----------------
Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention Corporate Trustee Administration.

     3.  Effective Date. This Certificate of Trust shall be effective upon
         --------------
filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                       CHASE TRUST COMPANY OF
                                       CALIFORNIA, as trustee


                                       By: /s/ Hans H Helley
                                          ----------------------------
                                       Name:  Hans H Helley
                                       Title: Assistant Vice President


                                       CHASE MANHATTAN BANK
                                       DELAWARE, as trustee

                                       By: /s/ John J. Gashin
                                          ----------------------------
                                       Name:  John J. Gashin
                                       Title: Vice President

                                       /s/ Irwin L. Gubman
                                       -------------------------------
                                       IRWIN L. GUBMAN, as trustee


                                       /s/ Kevin E. Villani
                                       -------------------------------
                                       KEVIN E. VILLANI, as trustee


                                       /s/ Paul B. Lasiter
                                       ------------------------------
                                       PAUL B. LASITER, as trustee

                               State of Delaware

                       Office of the Secretary of State
                       --------------------------------
                                                                          PAGE 1

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "IMPERIAL CREDIT CAPITAL TRUST I", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1997, AT 4 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                [SEAL OF SECRETARY'S OFFICE, STATE OF DELAWARE]

2755421  8100                                            AUTHENTICATION: 8484790
971173785                                                         DATE: 05-28-97